UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

KUBIENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37875	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 7th Avenue 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(800) 409-9456
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Mitchell Berg Appointment

Kubient, Inc. (the “Company”) announced that, effective November 29, 2021, Mitchell Berg has been appointed to serve as its Chief Technology Officer and will report directly to Interim Chief Executive Officer Paul Roberts.

Mitchell Berg, 42, brings close to 20 years’ experience as a senior information technology executive, including several stints as Chief Technology Officer at a number of leading digital marketplaces.  Most recently, Mr. Berg worked as the Chief Technology Officer of Koddi Inc., an ad-tech marketplace, from March 2020 to October 2021.  From June 2018 to March, 2020 he served as the Chief Technology Officer of Vroom Inc. (NASDAQ:VRM), an-online car buying marketplace. From August 2016 to March 2018, Mr. Berg served as the Senior Vice President of dailymotion, a publisher-side video advertising platform that is a subsidiary of the international media conglomerate Vivendi SE (Euronext:VIV).  From July 2014 to August 2016, he was the Vice President of Display Advertising at IgnitionOne, Inc., a digital display advertising platform that was acquired by the multinational advertising company, Publicis Groupe (Euronext:PUB).  From March 2014 to July 2014, he served as the Principal Architect at Cablevision Systems Corporation (NYSE:CVC), a cable television company which was acquired by Altice Europe N.V. (Euronext:ATC).  From November 2012 to February 2014 he worked as the Vice President of Engineering at Kikin, Inc., an internet search engine.  Mr. Berg has also held senior information technology positions at SEMplest LLC, BenefitPlan Manager Corp. and The Boeing Company (NYSE: BA).  Mr. Berg holds a Bachelor of Science in Industrial Engineering and Computer Science from the University at Buffalo, a Master of Engineering in Systems Engineering from the University of Virginia, a Master of Business Administration in Technology Management from the University of Washington, and a Doctor of Philosophy in Industrial Engineering from the University of Pittsburgh.

There are no arrangements or understandings between Mr. Berg and any other persons pursuant to which he was appointed Chief Technology Officer. There are no family relationships between Mr. Berg and any director or executive officer of the Company, and Mr. Berg does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Upon joining the Company as Chief Technology Officer, Mr. Berg will receive an annual base salary of $300,000, a restricted stock unit (“RSU”) award of 80,000 shares of common stock of the Company, and a performance stock unit (“PSU”) award of 50,000 shares of common stock of the Company. Mr. Berg will also be eligible to participate in the Company’s Short Term Incentive Plan (“STIP”) and his target bonus pursuant to the STIP will be $100,000. Provided, however that any payout pursuant to the STIP will be determined by the Company and its board of directors or compensation committee, in its discretion, after considering Mr. Berg’s individual performance and the overall performance of the Company’s business. Upon a termination for any reason, Mr. Berg is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation pay, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Berg experiences a Covered Termination (as defined in his employment agreement), Mr. Berg shall be entitled to six month’s salary paid in one lump sum, six months continued healthcare coverage, payment of any Annual Bonus (as defined in his employment agreement) earned but that has not been paid and a pro-rata portion of any Annual Bonus earned in the fiscal year in which the Covered Termination takes place, and immediate vesting of any equity awards that would have become vested and exercisable during the three months after his termination. All outstanding RSU awards due to Mr. Berg automatically vest upon a change in control of the Company.

The terms of Mr. Berg’s employment are set forth in an employment agreement dated November 24, 2021 between Mr. Berg and the Company. Such employment agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of Mr. Berg’s employment agreement is qualified in its entirety to the terms of such employment agreement appended as an exhibit hereto.

Pavel Medvedev Resignation

On November 24, 2021, Pavel Medvedev provided notice of his intention to resign from his position as Chief Technology Officer of the Company.  The Board accepted Mr. Medvedev’s resignation effective as of November 30, 2021, so as to provide a transition period between Mr. Medvedev’s resignation and the commencement of Mr. Berg’s employment.  Mr. Medvedev’s resignation was not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01.	Regulation FD Disclosure.

On November 29, 2021, the Company issued a press release announcing Mr. Medvedev’s resignation and Mr. Berg’s appointment as Chief Technology Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement with Mitchell Berg dated November 24, 2021
99.1	Press Release dated November 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: November 29, 2021	By:	/s/ Paul Roberts
Paul Roberts
Interim Chief Executive Officer